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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-180475 and 333-190578 and Form S-3 No. 333-192968) of Verastem, Inc. and in the related Prospectus of our report dated March 6, 2014, with respect to the consolidated financial statements of Verastem, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 6, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm